UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 1, 2006 (Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of Company as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Company’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     OrthoLogic Corp. (the “Company”) from time to time issues stock options to its employees, officers and directors pursuant to its 1997 Stock Option Plan, as amended (the “1997 Plan”). The Company filed a copy of its 1997 Plan as Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2005.
     The Company is filing with this Current Report on Form 8-K (this “Form 8-K”) the form of Non-qualified Stock Option Grant Letter used by the Company in connection with non-qualified stock option grants made under its 1997 Plan. From time to time, the Company may issue stock options different from those in the form agreement filed herewith.
     On January 1, 2006, the Company issued stock options to the following non-employee members of its board of directors under its 1997 Plan as part of the annual compensation to the members of the board of directors for their services to the Company:

Option exercisable for
the following number of shares of
Director	OrthoLogic Corp. common stock
Fredric J. Feldman	10,000
John M. Holliman, III	10,000
Augustus A. White, III	10,000
Elwood D. Howse, Jr.	10,000
Michael D. Casey	10,000
     The options were evidenced by Non-qualified Stock Option Grant Letters for non-employee directors in the form attached hereto as Exhibit 10.1 and incorporated herein by reference. The options have an exercise price equal to the closing price as reported on Nasdaq on the date the option grants were issued and vest immediately. These options generally terminate upon the earlier of: (i) 10 years after the date of grant; (ii) the date of termination if the director’s termination is for cause (as determined by the board or a designated committee, at its sole discretion); (iii) three years after the date the director ceases to serve on the board if the director’s termination is for reasons of death, permanent disability or retirement; or (iv) two years after the date the director ceases to serve on the board if the director’s termination is for reasons other than death, permanent disability, retirement or cause. If, however, a director has served as a director for five years at the time he or she ceases to serve in such capacity, his or her options will be exercisable until the expiration date of such options.
     On January 16, 2006, in connection with his commencement of employment as the Company’s Chief Financial Officer, the Company granted to Les M. Taeger options to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $5.15, which was the closing price of the Company’s common stock on the business day immediately preceding the date of grant, as reported by the Nasdaq Stock Market. The grant is evidenced by a Letter of Incentive Option Grant for 150,000 shares (the “Grant Letter”), which provides for immediate vesting as to

3,125 of the shares covered thereby, and monthly vesting of the remainder in equal amounts of 3,125 shares until the option is fully exercisable, subject to continued employment by Mr. Taeger. The Grant Letter is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Form of Non-Qualified Option Grant Letter for use in connection with the Company’s 1997 Stock Option Plan, as amended

10.2	Letter of Incentive Option Grant for 150,000 shares of the Company’s common stock, dated January 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2006	ORTHOLOGIC CORP.

/s/ James M. Pusey

James M. Pusey Chief Executive Officer